Exhibit 5.1

CLEARY GOTTLIEB STEEN & HAMILTON LLP

NEW YORK WASHINGTON, D.C. PARIS BRUSSELS FRANKFURT COLOGNE MOSCOW	City Place House 55 Basinghall Street London EC2V 5EH T: +44 20 7614 2200 F: +44 20 7600 1698 clearygottlieb.com	ROME MILAN HONG KONG BEIJING BUENOS AIRES SÃO PAULO ABU DHABI SEOUL

Writer’s Direct Dial: +44 (0) 207 614-2237

E-Mail: ssperber@cgsh.com

August 10, 2017

Prudential Public Limited Company

12 Arthur Street

London EC4R 9AQ

England

Ladies and Gentlemen:

We have acted as special United States counsel to Prudential Public Limited Company, a public limited company incorporated under the law of England and Wales (the “Company”), in connection with the preparation and filing with the United States Securities and Exchange Commission (the “Commission”) under the United States Securities Act of 1933, as amended (the “Act”), of a registration statement on Form F-3 (the “Registration Statement”) relating to the offering from time to time, together or separately and in one or more series, of its senior debt securities (the “Senior Debt Securities”), its subordinated debt securities (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”) and its preference shares. The securities being registered under the Registration Statement will be offered on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Act.

Unless otherwise provided in any prospectus supplement forming part of the Registration Statement relating to a particular series of Debt Securities, the Senior Debt Securities are to be issued under a senior indenture, dated September 8, 2008 (the “Senior Indenture”), between the Company and Wilmington Trust Company, as trustee, and the Subordinated Debt Securities are to be issued under a subordinated indenture, dated September 8, 2008 (the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”), between the Company and Deutsche Bank Trust Company Americas, as trustee.

In arriving at the opinions expressed below, we have reviewed the following documents:

(a)	the Registration Statement;

(b)	an executed copy of the Subordinated Indenture; and

(c)	an executed copy of the Senior Indenture.

CLEARY GOTTLIEB STEEN & HAMILTON LLP IS A LIMITED LIABILITY PARTNERSHIP REGISTERED IN ENGLAND AND WALES NUMBER 0C310280. IT IS REGULATED BY THE SOLICITORS REGULATION AUTHORITY. A LIST OF THE MEMBERS AND THEIR PROFESSIONAL QUALIFICATIONS IS OPEN TO INSPECTION AT THE REGISTERED OFFICE, CITY PLACE HOUSE, 55 BASINGHALL STREET, LONDON EC2V 5EH. CLEARY GOTTLIEB STEEN & HAMILTON LLP OR AN AFFILIATED ENTITY HAS AN OFFICE IN EACH OF THE CITIES LISTED ABOVE.

In addition, we have made such investigations of law as we have deemed appropriate as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified (i) the accuracy as to factual matters of each document we have reviewed and (ii) that the Debt Securities in global form, and any Debt Securities in certificated form issued in exchange therefor, will conform to the forms thereof set forth in the board resolution, officer’s certificate or supplemental indenture, as the case may be, pursuant to which such Debt Securities will be issued.

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

1. The Indentures have been duly executed and delivered by the Company under the law of the State of New York.

2. (a) When the Senior Debt Securities have been duly authorized, executed and delivered, the Senior Debt Securities will be the valid, binding and enforceable obligations of the Company, entitled to the benefits of the Senior Indenture and (b) when the Subordinated Debt Securities have been duly authorized, executed and delivered, the Subordinated Debt Securities will be the valid, binding and enforceable obligations of the Company, entitled to the benefits of the Subordinated Indenture.

Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of the Company, (a) we have assumed that the Company and each other party to such agreement or obligation has satisfied or, prior to the issuance of the Debt Securities, will satisfy those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it (except that no such assumption is made as to the Company regarding matters of the federal law of the United States of America or the law of the State of New York that in our experience normally would be applicable to general business entities with respect to such agreement or obligation), (b) such opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity and (c) such opinions are subject to the effect of judicial application of foreign laws or foreign governmental actions affecting creditors’ rights.

In rendering the opinions expressed above, we have further assumed that (a) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws, (b) the Registration Statement will be effective and will comply with all applicable laws at the time the Debt Securities are offered or issued as contemplated by the Registration Statement, (c) the terms of the Debt Securities will conform to the forms thereof and will not violate any applicable law, result in a default under or breach of any agreement or instrument binding upon the Company or violate any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (d) the Debt Securities will be sold and delivered to, and paid for by, the purchasers at the price specified in, and in accordance with the terms of, an agreement or agreements duly authorized, executed and delivered by the parties thereto, (e) the Company will authorize the offering and issuance of the Debt Securities, will authorize, approve and establish the final terms and conditions thereof and will take any other appropriate additional corporate action and (f) certificates, if required, representing the Debt Securities will be duly executed and delivered and, to the extent required by the applicable Indenture, duly authenticated and countersigned.

With respect to the second sentence in Section 1.17 in each of the Indentures, we express no opinion as to the subject matter jurisdiction of any United States federal court to adjudicate any action relating to the Indenture where jurisdiction based on diversity of citizenship under 28 U.S.C. §1332 does not exist. In addition, we express no opinion as to the validity, binding effect or enforceability of Article 13 of the Subordinated Indenture and the subordination provisions of the Subordinated Securities (which are expressed to be governed by the law of England).

We note that by statute New York provides that a judgment or decree rendered in a currency other than the currency of the United States shall be converted into U.S. dollars at the rate of exchange prevailing on the date of entry of the judgment or decree. There is no corresponding Federal statute and no controlling Federal court decision on this issue. Accordingly, we express no opinion as to whether a Federal court would award a judgment in a currency other than U.S. dollars or, if it did so, whether it would order conversion of the judgment into U.S. dollars. In addition, we express no opinion as to the enforceability of any provision of the Indentures relating to currency indemnity.

The foregoing opinions are limited to the federal law of the United States of America and the law of the State of New York.

We are furnishing this opinion letter to you, solely for your benefit in connection with the filing of the Registration Statement with the Commission under the Act. This opinion letter is not to be used, circulated, quoted or otherwise referred to for any other purpose.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Opinions” in the prospectus that forms part of the Registration Statement and in any prospectus supplement related thereto. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

CLEARY GOTTLIEB STEEN & HAMILTON LLP

By:	/s/ Sebastian R. Sperber
Sebastian R. Sperber, a Partner